UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2016

Xtant Medical Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34951	20-5313323
(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane
Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)

(406) 388-0480

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 25, 2016, Xtant Medical Holdings, Inc., a Delaware corporation (“Xtant” or the “Company”), and its wholly owned subsidiaries Bacterin International, Inc., a Nevada corporation, X-spine Systems, Inc., an Ohio corporation, and Xtant Medical, Inc., a Delaware corporation (collectively the “Subsidiaries” and together with Xtant, individually and collectively, jointly, and severally, “Borrower”), entered into a Loan and Security Agreement (the “LSA”) with Silicon Valley Bank, a California corporation (the “Bank”), pursuant to which the Bank agreed to provide Borrower with a revolving line of credit in the aggregate principal amount of $6,000,000, bearing interest at a floating per annum rate equal to one percentage point (1.00%) above the Prime Rate (as that term is defined in the LSA). The line of credit is secured by a first priority perfected security interest in certain assets of Borrower in favor of the Bank. The maturity date of the revolving line of credit is May 25, 2019.

Pursuant to the terms of the LSA, the Bank may accelerate all obligations due and payable by Borrower upon an “Event of Default”, which includes: failure of Borrower to pay principal or interest when due or any obligations within 3 business days when due; failure to perform certain obligations under the LSA or the violation of any covenants of the LSA not cured within the applicable time period; the occurrence of a material adverse change; the attachment or seizure of material assets or funds of Borrower that are not discharged or stayed within 10 days after the occurrence thereof; the insolvency of Borrower; the occurrence of a default under another agreement that accelerates the maturity of a debt in excess of $250,000; the occurrence of any judgment or penalty in excess of $50,000 that is not covered by insurance and is not discharged or stayed within 10 days after the occurrence thereof; if Borrower made any representation that was incorrect in any material respect when made, any default under any of the subordinated debt of Borrower, or the revocation of any governmental approval of Borrower.

Under the terms of the LSA, the Bank will receive a non-refundable commitment fee of $108,000, and reimbursement of all the Bank expenses for documentation and negotiation of the LSA. The LSA contains standard representations, warranties and covenants.

As a condition to the extension of credit to Borrower under the LSA, Borrower agreed to enter into an Intellectual Property Security Agreement with the Bank, dated May 25, 2016 (the “IP Security Agreement”), and to take such other actions as the Bank may request in its good faith business judgment to perfect and maintain a perfected security interest in favor of the Bank in the intellectual property of Borrower.

The foregoing descriptions of the LSA and the IP Security Agreement do not purport to be complete and are qualified in their entirety by reference to the LSA and the IP Security Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Loan and Security Agreement, dated May 25, 2016, among Xtant Medical Holdings, Inc., Bacterin International, Inc., X-spine Systems, Inc., Xtant Medical, Inc. and Silicon Valley Bank

10.2	Intellectual Property Security Agreement, dated May 25, 2016, among Xtant Medical Holdings, Inc., Bacterin International, Inc., X-spine Systems, Inc., Xtant Medical, Inc. and Silicon Valley Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2016
XTANT MEDICAL HOLDINGS, INC.

	By:	/s/ John Gandolfo
	Name:	John Gandolfo
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan and Security Agreement, dated May 25, 2016, among Xtant Medical Holdings, Inc., Bacterin International, Inc., X-spine Systems, Inc., Xtant Medical, Inc. and Silicon Valley Bank

10.2	Intellectual Property Security Agreement, dated May 25, 2016, among Xtant Medical Holdings, Inc., Bacterin International, Inc., X-spine Systems, Inc., Xtant Medical, Inc. and Silicon Valley Bank